Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8)  pertaining to the 2018 Omnibus Incentive Plan of Pain Therapeutics, Inc. of our report dated February 6, 2018, with respect to the financial statements of Pain Therapeutics, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2017, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Austin, Texas

June 18, 2018